Corporate Fact Sheet

May 2015

STOCK INFORMATION (as of May 1, 2015)

Ticker:      CEMI
Exchange:    Nasdaq
Share Price:    $4.70/share
Market Cap:    $45.25 Million

CORPORATE HIGHLIGHTS

o	Sales in 43 countries
•	Revenue Growth Averaged 15% per Year Over Last Five Years
o	$13.83MM for FY 2009, $27.65MM for FY 2014
•	Patented DPP® (Dual Path Platform) Technology
o	Lead Product: DPP® HIV 1/2 Assay for Blood/Oral Fluid
o	FDA Approved & CLIA-Waived
o	DPP® Revenue Growth of 137% in 2014 as compared to 2013
•	Future Pipeline of DPP® POC Assays
o	HIV-Syphilis Combination Assay (U.S.)
o	HIV Antibody/Antigen Assays
o	HCV Antibody Assay
o	HIV 1/2 Assay - Oral Fluid Enhancements
•	New Collaborations and Development Projects for:
o	Malaria
o	Dengue Fever
o	Ebola
o	Febrile Illness
o	Flu Immunostatus
o	Brain Injury
o	Cancer (specific form)

COMPANY SNAPSHOT

Chembio Diagnostics Inc. (NASDAQ: CEMI) develops, manufactures licenses and markets rapid diagnostic assays in the growing $8.0 billion point-of-care (POC) testing market.  In addition to its branded and proprietary HIV assays, which it sells in the U.S. and internationally, the Company has seven ongoing collaborations for the development of diagnostic assays for malaria, dengue fever, Ebola and other febrile illness, flu immunostatus, brain injury, and a specific form of cancer.
Dual Path Platform (DPP®) is Chembio's patented point of care technology, which offers significant advantages over lateral flow technologies including enhanced sensitivity and the ability to conduct multiple tests from a single sample (multiplexing).   DPP® continues to provide Chembio with a strong pipeline of business opportunities for the development and manufacture of new products.

CHEMBIO'S LEAD PRODUCTS

DPP® HIV-Syphilis Assay *available in select markets
o	Rapid, multiplex detection of HIV 1, HIV 2 and syphilis using a single sample
DPP® HIV 1/2 Assay
o	Rapid detection of HIV 1 and HIV 2 antibodies in oral fluid and all blood matrices
HIV 1/2 STAT-PAK® Assay
o	Single-use, rapid, visual detection of HIV 1 and HIV 2 antibodies
SURE CHECK® HIV 1/2 Assay
o	Self-contained, single-use collection & testing device
(See graphics)

CHEMBIO'S DPP® DUAL PATH PLATFORM
o	Patented technology
o	Allows improved sensitivity and specificity compared to lateral flow technology
o	Enables multiple test results via a single blood sample (e.g., HIV-Syphilis Combo Assay)
o	Offers application within infectious disease and potential for a number of other indications
(See graphics)
INFECTIOUS DISEASE TODAY
HIV
o	35 million people living with HIV/AIDS worldwide (2013)
o	More than 1.1 million people in the U.S. are living with HIV infection, and almost 1 in 6 (15.8%) are unaware of their infection
o	There are ~50,000 new infections per year in the U.S.
o	For every HIV infection that is prevented, an estimated $355,000 is saved in the cost of providing lifetime HIV treatment.
SYPHILIS
o	Approx. 12 million people globally become ill with syphilis annually
o	From 2005-2013, syphilis cases in the U.S. nearly doubled, from 8,724 to 16,663
o	Syphilis in pregnancy leads to ~305,000 fetal and neonatal deaths annually

DPP PIPELINE & COLLABOTATORS
Chembio Internal Development:
o	DPP® HIV-Syphilis Assay (U.S. market)
o	DPP® HCV Assay
o	DPP® HIV Ab/Ag Assay
o	DPP® HIV 1/2 Oral Fluid Assay Enhancements

Development Collaborations
o	DPP® Malaria – The Bill & Melinda Gates Foundation
o	DPP® Dengue Fever – Undisclosed partner
o	DPP® Ebola & Febrile Illness- Integrated Bio Therapeutics, Inc.
o	DPP® Flu Immunostatus- CDC Contractor
o	DPP® Traumatic Brain Injury- Perseus Science Group LLC
o	DPP® Cancer (a specific form) – Undisclosed collaborator
Tech transfer and Distribution
o	DPP® technology for Geenius™ HIV 1/2 Confirmatory Assay – Bio Rad
o	Distribution of 5 DPP® products in Brazil- Oswaldo Cruz Foundation
o	Research Agreement: DPP® Ebola and DPP® Febrile Illness - CDC
o	DPP® co-branding and distribution in Brazil- Labtest, Diagnostica SA
o	DPP® tech transfer, manufacture and distribution in Malaysia- RVR

CORPORATE OFFICERS
John J. Sperzel III, Chief Executive Officer
Richard Larkin, CPA, Chief Financial Officer
Sharon Klugewicz, M.S., Chief Operating Officer
Javan Esfandiari, M.S., Chief Science & Technology Officer

Chembio Diagnostics, Inc.	Investor Relations	Company Contact
3661 Horseblock Road	Vida Strategic Partners	Susan Norcott
Medford, NY 11763	Stephanie C. Diaz	631-924-1135 x125
Ph. 631-924-1135	(415) 675-7401	snorcott@chembio.com
Fax 631-924-2065	sdiaz@vidasp.com
www.chembio.com